UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2004

Travelers Property Casualty Corp.

(Exact name of registrant as specified in its charter)

Connecticut	001-31266	06-1008174

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Tower Square Hartford, Connecticut	06183

(Address of principal executive offices)	(Zip Code)

(860) 277-0111

(Registrant’s telephone number, including area code)

(Not Applicable)

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.
Item 7. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-2.1: SECOND AMENDMENT AGREEMENT
EX-99: PRESS RELEASE

Item 5. Other Events and Regulation FD Disclosure.

     On March 18, 2004, Travelers Property Casualty Corp. (“Travelers”) issued a press release announcing that it had executed a memorandum of understanding (the “Settlement”) with the plaintiffs in the three pending lawsuits related to the proposed merger between Travelers and The St. Paul Companies, Inc. (“The St. Paul”). Travelers and its board of directors are named as defendents in all three suits; The St. Paul also is named in one suit. The press release is furnished as Exhibit 99 to this Report and is incorporated by reference herein.

     In connection with the Settlement, Travelers entered into the Second Amendment Agreement to the Agreement and Plan of Merger dated as of November 16, 2003, as amended, by and among The St. Paul, Travelers and Adams Acquisition Corp., a copy of which is attached hereto as Exhibit 2.1.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Exhibit
2.1	Second Amendment Agreement to the Agreement and Plan of Merger dated as of November 16, 2003, as amended, by and among The St. Paul, Travelers and Adams Acquisition Corp.
99	Press release issued by Travelers Property Casualty Corp. on March 18, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 18, 2004	Travelers Property Casualty Corp.

By: /s/ Paul H. Eddy

Paul H. Eddy Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit
2.1	Second Amendment Agreement to the Agreement and Plan of Merger dated as of November 16, 2003, as amended, by and among The St. Paul, Travelers and Adams Acquisition Corp.
99	Press release issued by Travelers Property Casualty Corp. on March 18, 2004.